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Exhibit 10.19

AMENDMENT

DECEMBER 21, 2004

        THIS AMENDMENT, effective this 3rd day of March, 2005, is made and entered into by and between Williams Gas Processing Company ("Williams") and Clean Energy Fuels Corp. ("Clean Energy").

RECITALS:

  A.
  Williams and Clean Energy are parties to that certain LNG Sales Agreement dated May 23, 2003 ("LNG Agreement") which covers the sale of Liquefied Natural Gas ("LNG") to Clean Energy at Williams' Ignacio, Colorado plant.

  B.
  Williams and Clean Energy desire to amend the LNG Agreement by adding provisions to increase the level of firm LNG sales to Clean Energy. Williams shall install new LNG storage facilities at the Ignacio plant in order to meet this firm commitment. The terms and conditions contained in this amendment take precedence over those contained in prior agreements and amendments between Williams and Clean Energy.

  C.
  This amendment is premised on Williams' ability to acquire a certain used 35,000 gallon storage tank from CHI Engineering Services, Inc. If Williams fails to acquire this tank by March 1, 2005, then this amendment and the storage expansion project shall be terminated.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

AGREEMENT:

  1.
  The following sections in Article I, FEES, shall be changed in the LNG Agreement as follows:

  a.
  Section 1.2, Liquefication Fee, shall be deleted in its entirety and will be replaced with the following:

      1.2 Liquefication Fee. Clean Energy shall pay Williams a Liquefication Fee of [***]. By the first Business Day of each Month Clean Energy shall prepay the Liquefication Fee in the amount of [***].

    b.
    Section 1.3, Conditioning Fee, shall be deleted in its entirety.
  2.
  Article II, SERVICE OBLIGATIONS, shall be deleted in its entirety and will be replaced with the following:

    Article II, SERVICE OBLIGATIONS.

    2.1 Firm Service. Williams and Clean Energy have agreed to Firm Service. Williams will be obligated to sell to Clean Energy and Clean Energy shall be obligated to purchase from Williams the minimum number of Loads agreed to in Section 2.2 for the term of this LNG Agreement.

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Confidential portions of this document have been redacted and filed separately with the Commission.

    2.2 Volume Commitment. Williams will make available and Clean Energy shall purchase a minimum quantity of LNG of [***] ("Volume Commitment") for three hundred and fifty (350) days per year for the term of this LNG Agreement.

    2.3 Extra Loads. On a best efforts basis, if Clean Energy requests additional LNG loads and Williams produces additional LNG Loads and makes them available in excess of the Volume Commitment ("Extra Loads"), then Clean Energy shall purchase the Extra Loads at the Liquefication Fee and Commodity Fee.

    2.4 Volume Commitment Reduction. If Clean Energy requests Extra Loads during any twenty four hour period, then for the following twenty four hour period, Williams shall have the right to reduce the Volume Commitment by the Extra Loads from the preceding twenty four hour period.

    2.5 Negative Ethane Margin. In the event a Negative Ethane Margin exists and Williams decides not to recover ethane for its own account at the Ignacio Plant, Williams shall give Clean Energy twenty-four (24) hours notice that Williams will produce the Volume Commitment that meets the Ethane Rejection Quality specification for the next day ("Ethane Rejection Option").

      A.
      If Williams exercises the Ethane Rejection Option and Williams supplies LNG to Clean Energy, the Liquefication Fee shall be reduced by the Third Party Fee. The total value of the Third Party Cost that Williams reimburses to Clean Energy under this provision shall not be more than [***] ("Negative Ethane Margin Cap") during a Contract year. Should Williams continue to provide ethane rejection quality NGL to Clean Energy after the Negative Margin Cap has been meet, no reimbursement of Third Party Fees will be required of Williams.

      B.
      If Williams exercises the Ethane Rejection Option, but can not meet the Ethane Rejection Quality specification and Clean Energy obtains a Third Party Volume, then Williams shall reimburse to Clean Energy the Liquefaction Fee prepaid for unavailable volumes, plus pay the Third Party Fee for unavailable volumes. The reimbursement shall be calculated for each month that Williams' exercises the Ethane Rejection Option as the sum of the products of the Third Party Volume multiplied by the Third Party Fee and of the Third Party Volume multiplied by the Liquefication Fee ("Total Reimbursement"). The subsequent month's prepayment shall be decreased by the previous month's Total Reimbursement. Williams shall not be required to reimburse Clean Energy more than the ("Negative Ethane Margin Cap") during a Contract Year. The three hundred and fifty day Volume Commitment shall be reduced by one day for each day the Ethane Rejection Option is exercised and Clean Energy obtains a Third Party Volume.

      C.
      If Williams exercises the Ethane Rejection Option and reimbursements have been made by Williams that have met [or perhaps "that equal"] the Negative Ethane Margin Cap, Clean Energy shall have the right to request Williams to supply Ethane Recovery Quality LNG to Clean Energy at the Liquefication Fee provided that Clean Energy pays Williams the value of the Negative Ethane Margin.

    2.6 Unplanned Outage. If Williams is unable to give Clean Energy seventy two hours notice for an LNG Ignacio plant outage ("Unplanned Outage") and the Unplanned Outage prevents Clean Energy from loading the Volume Commitment described in Section 2.2, then Williams and Clean Energy agree to equally split the additional cost incurred by Clean Energy to re-dispatch trucks to other third party LNG facilities. Williams' share of the cost per re-dispatched truck shall be [***].

[***]
Confidential portions of this document have been redacted and filed separately with the Commission.

    2.7 Deficient Month. In the event that Williams makes available the appropriate loading rack time and Clean Energy fails to pull the confirmed Loads during the month ("Deficient Month"), Williams will invoice Clean Energy for the deficient Loads. The monthly deficiency payment will be calculated as follows: [***]

  3.
  Section 3.1, Term, shall be deleted in its entirety and be replaced with the following:

    3.1 Term. This LNG Agreement shall be in force and effect commencing on July 1, 2003 and shall continue through June 30, 2008.

  4.
  The following sections of Article IV, PLANT, shall be changed in the LNG Agreement as follows:

  a.
  Section 4.2, Time Periods for Delivery, shall be deleted in its entirety and be replaced with the following:

      4.2 Time Periods for Delivery. During any twenty four hour period, the Volume Commitment shall be available at any time and on a consecutive basis. If Clean Energy requests Extra Loads during any twenty four hour period, then the delivery time for the Extra Loads must be approved by Williams.

    b.
    The following new Section 4.3 shall be added to the LNG Agreement:

      4.3 Load Schedule. For all Loads as described in Section 2.2 and Section 2.3, Clean Energy shall provide Williams a daily LNG Load schedule that specifies the anticipated loading time of each driver team.

  5.
  The following sections of Article V, QUALITY, shall be deleted in its entirety and replaced with the following:

  a.
  Section 5.1, Ethane Recovery Quality, shall be added to the LNG Agreement:

      5.1 Ethane Recovery Quality. LNG produced at the Plant during times of ethane recovery shall contain no more than 0.01 mole percent carbon dioxide, no more than 0.10 mole percent propane and/or heavier hydrocarbons, no more than 0.50 mole percent nitrogen, no more than 2.00 mole percent ethane, and no less than 98.00 mole percent methane. Williams shall provide gas quality reports to Clean Energy upon Clean Energy's request.

    b.
    The following new Section 5.2 shall be added to the LNG Agreement:

      5.2 Ethane Rejection Quality. LNG produced at the Plant during times of ethane rejection shall contain no more than [***]. Williams shall provide gas quality reports to Clean Energy upon Clean Energy's request.

  6.
  The following sections of Section A.1, Definitions, shall be changed in the Standard Terms and Conditions of the LNG Agreement as follows:

  a.
  Section A.1.27, Warm Truck, shall be deleted in its entirety.

  b.
  Section A.1.1.18, Negative Ethane Margin shall be deleted in its entirety and be replaced with the following:

      A.1.18, Negative Ethane Margin, shall be a value less than zero described by the following calculation: [***]

    c.
    The following new sections A.1.27, A.1.28 and A.1.29 shall be added:

      A.1.27, Third Party Volume, shall mean the amount of LNG Clean Energy has acquired elsewhere from a third party LNG plant due to a Negative Ethane Margin not to exceed the Volume Commitment.

[***]
Confidential portions of this document have been redacted and filed separately with the Commission.

      A.1.28, Third Party Cost shall mean the product of the amount of LNG Clean Energy has acquired elsewhere from a third party LNG plant due to a Negative Ethane Margin multiplied by the Third Party Fee.

      A.1.29, Load, shall mean a volume of LNG greater than or equal to [***] gallons of LNG that is Delivered into one Truck.

      A.1.30, Third Party Fee, shall mean Clean Energy' s incremental cost of [***] to go to a third party LNG plant due to a Negative Ethane Margin.

    d.
    Section A.2.2 Delivery Into a Warm Truck, shall be deleted in its entirety.

  7.
  In order to increase the level of firm LNG sales to Clean Energy, Williams shall provide the funds necessary to install new LNG storage facilities at the Ignacio plant. This amendment is premised on Williams' ability to acquire and install a certain used 35,000 gallon storage tank from CHI Engineering Services, Inc. If the storage tank is not acquired on or before March 15, 2005, this Amendment shall be of no force and effect, unless otherwise mutually agreed between the parties. In any event, this Amendment shall not be effective until such time as the storage tank and related facilities are installed and operational. Williams will provide Clean Energy written notice of the date in which the facilities are considered operational.

IN WITNESS WHEREOF, the parties hereto have executed two duplicate original copies of this amendment.

WILLIAMS GAS PROCESSING COMPANY		CLEAN ENERGY FUELS CORP.
BY:	/s/ RT Cronk	BY:	/s/ Alan P. Basham
NAME:	RT Cronk	NAME:	Alan P. Basham
TITLE:	Vice President	TITLE:	Executive Vice President

[***]
Confidential portions of this document have been redacted and filed separately with the Commission.

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  Exhibit 10.19